UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 29, 2020

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Prime Global Capital Incorporated, a Nevada corporation (the “Company”), makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of the novel coronavirus (“Covid-19”).

The current outbreak of Covid-19 has posed a significant impact on the Company’s ability to file on a timely basis its Quarterly Report on Form 10-Q for the quarter ended April 30, 2020 (the “Annual Report”), which is due to be filed on June 15, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Quarterly Report, including financial statements and completion of the review process, has been delayed by Government-imposed quarantines, office closings and travel restrictions, which affect both the Company’s and its service provider’s personnel. Specifically, the Company operates in Kuala Lumpur, Malaysia, which has been locked down by the government due to concerns related to the spread of Covid-19. The Company’s operations have been shut down and all of the Company’s employees in the area have been required by the government to stay at home until further notice. The Company’s accounting personnel and service providers have been unable to process certain of its accounting records and receipts required to complete the preparation and review of the Company’s financial statements. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Quarterly Report, the Company has decided to rely on the SEC Order. The Company plans to file the Quarterly Report no later than July 30, 2020, or within 45 days after the Original Due Date.

We expect the current outbreak of Covid-19 to have a material and adverse effect on the Company’s business operations. Our ability to travel or to distribute our products have been disrupted or restricted and our facilities shut down. We expect such disruptions or delays to impact our sales and operating results. In addition, Covid-19 has resulted in a widespread health crisis that we believe will adversely affect the economies and financial markets of many other countries, resulting in an economic downturn that may affect demand for our products and significantly impact our operating results.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” "believes," "expects," “endeavor” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2020	PRIME GLOBAL CAPITAL GROUP INCORPORATED

	By:	/s/ Weng Kung Wong
	Name:	Weng Kung Wong
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Secretary